SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2017 (March 6, 2017)

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 984-1096

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On March 7, 2017, the Company issued a press release announcing the transaction described under Item 8.01 below. A copy of the press release referred to above is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Item 7.01 of this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. The Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 8.01.	Other Events.

On March 6, 2017, Elephant Talk Europe Holding B.V., an entity organized under the laws of the Netherlands (the “Borrower”), a wholly owned subsidiary of Pareteum Corporation (the “Company”), as borrower, the Company, Pareteum North America Corp., a Delaware corporation, Elephant Talk Group International B.V., an entity organized under the laws of the Netherlands, Corbin Mezzanine Fund I, L.P. (“Lender”) and Atalaya Administrative LLC, a New York limited liability company, as administrative agent and collateral agent for the Lender, entered into a Letter Agreement (the “Agreement”) to amend certain terms of the credit agreement among the parties, dated November 17, 2014, as has been amended from time to time (as so amended, the “Amended and Restated Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning as set forth in the Amended and Restated Credit Agreement.

Pursuant to the Agreement, (i) the Maturity Date will be extended to December 31, 2018; (ii) the amortization schedule will be as follows: Q1-17: $1,500,000; Q2-17: $1,500,000; Q3-17: $500,000; Q4-17: $500,000; Q1-18: $750,000; Q2-18: $750,000; Q3-18: $750,000; Q4-18: Balloon; (iii) a new financial covenants package shall be agreed upon by the parties by April 30, 2017; and (iv) the Warrants will be amended as follows: (a) the aggregate amount of shares of common stock underlying the Warrants will be increased to 1,446,000 (post-reverse split); (b) the exercise price of the Warrants will be set at the lesser of (A) $3.25 per share (post-reverse split) or (B) a 13% discount to the offering price of shares of common stock in an underwritten public offering (the “Equity Offering”) of the Company; and (c) the anti-dilution sections (Sections 9(d) and 9(h)) of the Warrants shall be removed.

The terms of the Agreement are subject to, and conditioned upon, among other things, the execution and delivery of a formal amendment to the Amended and Restated Credit Agreement and Warrant, a reaffirmation of the Borrower and Guarantors’ obligations thereunder, a reaffirmation of the security interests and guarantees granted by the Borrower and Guarantors in connection therewith and the consummation of the Equity Offering.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of March 6, 2017, by and among Elephant Talk Europe Holding B.V., as the Borrower, Pareteum Corporation, as the Parent and Guarantor, the other Subsidiaries of the Parent, from time to time party hereto as Guarantors, the Lenders from time to time party hereto and Atalaya Administrative LLC, as Administrative Agent and Collateral Agent.

99.1	Press Release dated March 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2017	PARETEUM CORPORATION

	By:	/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel & Secretary